                                                                    EXHIBIT 10.4

                             DataWave Systems Inc.

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into as of the ___ day of _______, 1998 between DataWave Systems Inc., a corporation organized under the laws of British Columbia, Canada (the "COMPANY") and Peter Hough, an individual (the "EXECUTIVE").

          In consideration of the mutual benefits derived from this Agreement and of the agreements, covenants and provisions hereof, the parties hereto agree as follows:

          1.    Employment.
                ----------

          1.1.  Position.  During the Term (as hereinafter defined) of this
                --------
Agreement and subject to the terms and conditions set forth herein, the Company agrees to employ the Executive as its Chief Operating Officer, Chief Financial Officer and Secretary, reporting only to the Chief Executive Officer of the Company.

          1.2.  Election to Office.  During the Term, the Company shall use its
                ------------------
best efforts to sustain and continue the Executive's position and designation as set forth in SECTION 1 hereof.

          1.3.  Fulfillment of Duties.  As long as the Company sustains and
                ---------------------
continues the Executive's position and designation as set forth in SECTION 1 hereof, the Executive shall (i) devote his full-time efforts during normal business hours to the performance of his services hereunder, except during vacation periods and periods of illness or incapacity and except that nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for serving as a director of, or member of a committee of, or holding other positions in, any organization involving no conflict of interest with the interests of the Company and (ii) perform his services hereunder faithfully, diligently and to the best of his skill and ability.

          1.4.  Location.  During the Term, the Executive will perform his
                --------
duties and services at the Company's principal executive offices and any other locations as may be reasonable and necessary in the performance of his services hereunder.

          2.    Compensation and Benefits.
                -------------------------

          2.1.  Salary.  In consideration of and as compensation for the
                ------
services agreed to be performed by the Executive hereunder, the Company agrees to pay the Executive during the Term of this Agreement a base salary (the "BASE SALARY") of not less than USD One Hundred Sixty Thousand Dollars (USD160,000) (CD225,000) per year, payable semi-monthly in accordance with the Company's regular payroll practices. The Company may review the Executive's Base Salary and other compensation (including bonuses and incentive compensation) from time to time during the Term and, at the recommendation of the Compensation Committee of the Board of Directors of the Company (the "COMMITTEE"), may increase his Base Salary or other compensation (including bonuses and incentive compensation) from time to time. Any increase in Base Salary or other compensation (including bonuses or incentive compensation) shall in no way limit or reduce any other obligation of the Company hereunder and, once established at an increased rate, the Executive's Base Salary hereunder shall not be reduced.

          2.2   Incentive Compensation.  During each year of the Term, in
                ----------------------
addition to the Base Salary provided in SECTION 2.1 above, the Executive shall be eligible to receive additional incentive compensation, in an amount not to exceed One Hundred Percent (100%) of the Executive's then applicable Base Salary, upon achievement of the performance goals set forth on EXHIBIT A attached hereto, upon the terms and conditions set forth therein.

          2.3   Stock Options.  The Executive shall receive, within forty-five
                -------------
(45) days following execution of this Agreement, an option (the "OPTION") to purchase not less than Fifty Thousand (50,000) shares of the Company's common stock at an exercise price equal to fair market value on the date of grant. The Option (which shall be granted in addition to and not in lieu of stock options previously issued to the Executive) shall vest in equal installments, on a monthly basis, over a three-year period following the date of grant and shall be subject to such other terms and conditions as shall be determined by the Committee. During the second and third years of the Term, the Executive shall be entitled to receive such additional option grants as may be determined by the Committee, subject to a minimum annual grant of fifty thousand (50,000 shares).

          2.4.  Participation in Benefit Plans.  During the Term, the
                ------------------------------
Executive shall be entitled to participate in any pension plans, profit-sharing plans and group insurance, medical, hospitalization, disability and other benefit plans presently in effect or hereinafter adopted, which plans are generally applicable to the most senior executives of the Company and to the extent he is eligible under the general provisions thereof.

          2.5.    Reimbursement of Expenses.  The Company will reimburse the
                  -------------------------
Executive for all business expenses, including, without limitation, traveling, entertainment and similar expenses, incurred by the Executive on behalf of the Company during the Term if such expenses are ordinary and necessary business expenses incurred on behalf of the Company pursuant to the Company's standard expense reimbursement policy, provided that the Executive shall provide the Company with such itemized accounts, receipts or documentation for such expenses as are required under the Company's policy regarding the reimbursement of such expenses.

          2.6.    Vacation and Sick Leave.  During the Term, the Executive will
                  -----------------------
be entitled to four weeks of paid vacation per year. The Executive shall also be entitled to paid sick leave in accordance with the policy applicable to the other senior executives of the Company.

          3.      Term.  The "TERM" of employment under this Agreement means the
                  ----
period commencing on the date hereof and expiring on the third anniversary date of this Agreement or the earlier termination hereof pursuant to SECTION 4.1 hereof.

          4.      Termination of Employment.
                  -------------------------

          4.1.    Events of Termination.  Upon the occurrence of any of the
                  ---------------------
events described in this SECTION 4.1 during the Term, the Executive's employment hereunder shall terminate and the Executive shall be entitled to the benefits provided in SECTION 4.2 hereof.

          (i) Termination of the Executive's employment with the Company due to the Executive's death.

          (ii) If, as a result of the Executive's incapacity due to physical or mental illness, injury or disability, the Executive shall have been absent from his duties with the Company on a full-time basis for three (3) consecutive months, and within thirty (30) days after the receipt of written Notice of Termination (as hereinafter defined) he shall not have returned to the full-time performance of his duties, the Company may terminate the Executive's employment for "DISABILITY". "ABSENT FROM HIS DUTIES" means, for the purposes of this
SECTION 4.1(ii), that the Executive is devoting less than forty (40) hours per week to his duties under this Agreement.

          (iii) The Company shall be entitled to terminate the Executive's employment for Cause. For purposes of this Agreement, "CAUSE" shall mean:

                  (A) the willful and continued failure by the Executive to substantially perform his duties with the Company in good faith (other than any such failure resulting from his incapacity due to physical or mental illness, injury or disability or any such actual or anticipated failure resulting from his termination for Good Reason (as hereinafter defined)), after a demand for substantial performance is delivered to him by the Board of Directors of the Company which identifies, in reasonable detail, the manner in which the Board of Directors believes that the Executive has not substantially performed his duties in good faith;

                  (B) the willful engaging by the Executive in conduct which causes material harm to the Company, monetarily or otherwise; or

                  (C) the Executive's conviction of a felony crime which is a felony offense in the United States or an indictable offense in Canada.

For purposes of this SECTION 4.1(iii), no act, or failure to act, on the Executive's part shall be considered "WILLFUL" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or its shareholders. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after ten (10) days notice to him and an opportunity for him, together with his counsel, to appear before the Board of Directors), finding that the Executive was guilty of conduct set forth above in CLAUSES (A), (B) OR (C) of this SECTION 4.1(iii) and setting forth, in reasonable detail, the basis for such finding.

          (iv) The Executive shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, "GOOD REASON" shall, without the Executive's express written consent, mean:

                  (A) the assignment to the Executive of any duties substantially inconsistent with his status as set forth in SECTION 1.1 hereof;

                  (B) a reduction by the Company in the Executive's Base Salary as in effect on the date hereof or as the same may be increased from time to time;

                  (C) the relocation of the Company's principal executive offices to a location not approved by the Executive or the Company's requiring the Executive to be based in a location not approved by the Executive;

                  (D) the failure by the Company to continue in effect any pension, health, compensation or other benefit plan in which the Executive participates or any similar plans hereafter adopted, unless an equitable arrangement (as determined by an employee benefit consultant of national standing selected by the Company and reasonably satisfactory to the Executive), embodied in an ongoing substitute or alternative plan, has been made with respect to such plan, or the failure by the Company to continue his participation therein, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit presently enjoyed by him;

                  (E) the failure of the Company to obtain a satisfactory agreement from any successor (by means of merger, consolidation, sale of assets or otherwise) to assume and agree to perform this Agreement as contemplated by
SECTION 5 hereof; or

                  (F) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of SECTION 4.1(v) hereof (and, if applicable, SECTION 4.1(iii) hereof); and for purposes of this Agreement, no such purported termination shall be effective.

The Executive's right to terminate his employment pursuant to this SECTION 4.1(iv) shall not be affected by his incapacity due to physical or mental illness, injury or disability. The Company may, solely during the period of such incapacity, make arrangements for the discharge of any of the Executive's duties hereunder by another officer of the Company, but any such arrangement shall not affect or in any way diminish the Executive's rights hereunder.

          (v) Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with SECTIONS 4.3 AND 8.1 hereof.

          (vi) Notwithstanding the pendency of a Notice of Dispute (as hereinafter defined), the Company will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue his participation in all incentive compensation, bonus, option, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given (or provide the Executive with benefits substantially similar, as determined by an employee benefit consultant of national standing selected by the Company and reasonably satisfactory to the Executive, to those under such plans), until the dispute is finally resolved. Amounts paid under this SECTION 4.1(vi) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement or otherwise. If it is finally determined that the Executive terminated his employment for other than Good Reason or the Company rightfully terminated the Executive's employment for Cause, the Executive shall reimburse the Company for all amounts paid to him under this SECTION 4.1(vi) (less any amounts determined to be owing to the Executive under any other provision of this Agreement), with interest thereon calculated at a rate of six percent per annum.

          4.2.    Effect of Termination.
                  ---------------------

          (i) Upon the termination of the Executive's employment as a result of his Disability, the Executive shall be entitled to receive:

                  (A) (i) for an additional twenty-four months after the date of such termination, his Base Salary and any and all benefits to which he is entitled on the date of such termination under the Company's pension, life, disability, accident and health and other benefit plans in accordance with the provisions of such plans; and (ii) one hundred percent (100%) of the maximum amount of incentive compensation for which the Executive could have become eligible during the year in which such termination occurs.

                  (B) the Option, together with any other options to purchase Common Stock in the Company granted pursuant to any plan or otherwise, or any equivalent or similar rights which appreciate or tend to appreciate as the value of the Company's stock appreciates, shall become immediately accelerated and fully vested and any restrictions on such options or equivalent or similar rights shall, to the extent permissible under applicable securities laws, fully lapse; and the Company shall endeavor to cause any restrictions on such options or equivalent or similar rights not lapsed by operation of this clause to so lapse.

          (ii) Upon the termination of the Executive's employment as a result of his death, the Executive's heirs, devisees, executors or other legal representatives shall receive:

                  (A) for an additional twenty-four months from the date of such termination, his Base Salary and any and all benefits to which he is entitled on the date of such termination under the Company's pension, life, disability, accident and health and other benefit plans in accordance with the provisions of such plans; and (B) one hundred percent (100%) of the maximum amount of incentive compensation for which the Executive could have become eligible during the year in which such termination occurs.

                  (B) the Option, together with any other options to purchase Common Stock in the Company granted pursuant to any plan or otherwise, or any equivalent or similar rights which appreciate or tend to appreciate as the value of the Company's stock appreciates, shall become immediately accelerated and fully vested and any restrictions on such options or equivalent or similar rights shall, to the extent permissible under applicable securities laws, fully lapse; and the Company shall endeavor to cause any restrictions on such options or equivalent or similar rights not lapsed by operation of this clause to so lapse.

          (iii) Subject to SECTION 4.1(vi) hereof: (a) if the Executive's employment shall be terminated for Cause as described in SECTION 4.1(iii)(A),
(B) OR (C) hereto, the Company shall pay the Executive his full Base Salary and other benefits to which he is entitled, through the Date of Termination at the rate in effect at the time the Notice of Termination is given, and the Company shall have no further obligations to him under this Agreement.

          (iv) If the Executive's employment by the Company shall be terminated (a) by the Company other than for Cause, Death or Disability, or (b) by the Executive for Good Reason, then the Executive shall be entitled to the benefits provided below:

                  (A) the Company shall pay the Executive (i) for an additional twenty-four months from the Date of Termination, commencing on the first day of the first month following the Date of Termination, his Base Salary, payable semi-monthly as provided in SECTION 2.1; and (ii) a lump sum payment equal to one hundred percent (100%) of the maximum amount of incentive compensation for which the Executive could have become eligible during the year in which such termination occurs, payable not later than the fifth day following the Date of Termination; and

                  (B) the Option, together with any other options to purchase Common Stock in the Company granted pursuant to any plan or otherwise, or any equivalent or similar rights which appreciate or tend to appreciate as the value of the Company's stock appreciates, shall become immediately accelerated and fully vested and any restrictions on such options or equivalent or similar rights shall, to the extent permissible under applicable securities laws, fully lapse; and the Company shall endeavor to cause any restrictions on such options or equivalent or similar rights not lapsed by operation of this clause to so lapse.

          (v) The Executive shall not be required to mitigate the amount of any payment provided for in this SECTION 4.2 by seeking other employment or otherwise, provided however, that if the Executive does obtain employment from another employer, the amount of any payment or benefit provided for in this
SECTION 4.2(iv)(A)(i) shall be subject to set-off or reduced by any compensation earned by him and any benefits received by him as the result of such employment after the Date of Termination. Within five days of obtaining employment from another employer after the Date of Termination, the Executive shall notify the Company and provide the Company with information regarding the compensation and benefits he will receive from his new employer. Based upon that information, the set-off amount shall be calculated by the Company and deducted from any payment or benefit paid under this SECTION 4.2(iv)(A)(i). If the Executive receives compensation and/or benefits from another employer in excess of the amount provided for in this SECTION 4.2(iv), excluding any lump sum incentive compensation payment made to the Executive under SECTION 4.2(iv)(B), the Company's obligation to make payments under this SECTION 4.2(iv) shall terminate.

          4.3.    Certain Definitions.  For the purposes of this SECTION 4, the
                  -------------------
following terms shall have the meanings set forth in this SECTION 4.3:

          (i) "NOTICE OF TERMINATION" means a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

          (ii) "DATE OF TERMINATION" means (i) if employment is terminated for Disability, thirty days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty-day period), and (ii) if employment is terminated pursuant to SECTION 4.1(iii) OR (iv) hereof or for any other reason, the date specified in the Notice of Termination (which, in the case of a termination pursuant to SECTION 4.1(iii) hereof, shall not be less than ten days and, in the case of a termination pursuant to SECTION 4.1(iv) hereof, shall not be more than sixty days, respectively, from the date such Notice of Termination is given); provided that if within thirty days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination (a "NOTICE OF DISPUTE"), the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and provided further that the Date of Termination shall be extended by a Notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

          5.      Successors.
                  ----------

          5.1.    Assumption by Successors.  The Company shall require any
                  ------------------------
successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled hereunder if he terminates his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          6.      Non-Competition and Confidentiality.
                  -----------------------------------

          6.1.    Non-Competition.  During the Executive's employment by the
                  ---------------
Company hereunder and during the period of one year after the termination of the

Executive's employment hereunder by the Company for Cause or by the Executive for other than Good Reason:

                  (i) the Executive will not directly or indirectly (as a director, officer, employee, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in or perform any services for any business or organization which directly or indirectly engages in competition in any material respect with the Company.

                  (ii) the Executive will not directly or indirectly employ or solicit for employment any person whom he knows to be an employee of the Company or any subsidiary of the Company.

          6.2  Confidential Information.
               ------------------------

          (a) The Executive agrees and acknowledges that the Confidential Information of the Company (as hereinafter defined) is valuable, special and unique to its business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company. Based on the foregoing, the Executive agrees to undertake the following obligations with respect to such Confidential Information:

               (i) The Executive agrees to keep any and all Confidential Information in trust for the use and benefit of the Company;

              (ii) The Executive agrees that, except as required by the Executive's duties hereunder or authorized in writing by the Company, he will not at any time during and for three years after the termination of his employment with the Company (or, if later, until the termination of any applicable Confidentiality Agreement, as defined below), disclose or use, directly or indirectly, any Confidential Information of the Company;

             (iii) The Executive agrees to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information of the Company is kept confidential for the use and benefit of the Company; and

              (iv) The Executive agrees that, upon termination of his employment by the Company or at any other time the Company may in writing so request, he will promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in the possession of or under the control of the Executive. the Executive further agrees that, if requested by the Company to return any Confidential Information pursuant to this SECTION 6.2(A)(iv), he will not make or retain any copy of or extract from such materials.

                  (b) For purposes of this SECTION 6.2, "CONFIDENTIAL INFORMATION" means any and all information (i) developed by or for the Company or its subsidiaries of which the Executive gained knowledge by reason of his employment by the Company prior the date hereof or his employment under this Agreement that is not generally known in any industry in which the Company is or may become engaged or (ii) provided to the Company or its subsidiaries by third parties pursuant to written obligations of confidentiality (a "Confidentiality Agreement"). Confidential Information includes, but is not limited to, any and all information developed by or for the Company concerning plans, marketing and sales methods, materials, processes, business forms, procedures, devices used by the Company, contractors and customers with which the Company has dealt prior to the Executive's termination of employment with the Company, plans for development of new products, services and expansion into new areas or markets, internal operations, and any trade secrets and proprietary information of any type owned by the Company or its subsidiaries together with all written, graphic and other materials relating to all or any part of the same.

In the event that the Executive is, in the opinion of his legal counsel (which counsel shall be acceptable to the Company acting reasonably), required to disclose any Confidential Information to any federal, state, local or foreign judicial, legislative, administrative or other authority, agency or instrumentality or is required to disclose such Confidential Information by reason of his fiduciary duties to the Company or its shareholders or by any federal, state, local or foreign securities, blue-sky or other similar laws, rules, regulations or ordinances, then, notwithstanding anything in this SECTION
6.2 to the contrary, the Executive may disclose such Confidential Information to the extent, and to the persons and entities, so required without any liability hereunder, without constituting a breach hereunder and without giving rise to a right of the Company to terminate the Executive's employment (for Cause or otherwise) hereunder. The Executive shall notify the Company of any disclosure required to be made in connection with the preceding sentence as soon as practicable after the Executive becomes aware of such required disclosure.

                  7.   Remedies.
                       --------

                  7.1. Injunctive Relief.  The Executive acknowledges and
                       -----------------
agrees that the covenants and obligations contained in SECTIONS 6.1 AND 6.2 hereto relate to special, unique and extraordinary matters and that a violation of any of the terms of such sections will cause the Company irreparable injury for which adequate remedy at law is not available. Therefore, the Executive agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Executive from committing any violation of the covenants and obligations set forth in SECTIONS 6.1 AND 6.2 hereof, in addition to any other rights and remedies the Company may have at law or in equity.

          7.2.   Arbitration.  Except as provided in Section 7.1, all disputes
                 -----------
arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the Rules of the British Columbia International Commercial Arbitration Centre. The appointing authorities shall be the British Columbia International Commercial Arbitration Centre. The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases Under the BCICAC Rules." The place of arbitration shall be Vancouver, British Columbia, Canada.

          8.     Miscellaneous.
                 -------------

          8.1.   Notices.  Any written notice, required or permitted under this
                 -------
Agreement, shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier. Written notices must be delivered to the receiving party at his or its address on the signature page of this Agreement. The parties may change the address at which written notices are to be received in accordance with this section.

          8.2.   Assignment.  Subject to Section 5.1, neither the Company nor
                 ----------
the Executive may assign, transfer, or delegate its or his rights or obligations hereunder and any attempt to do so shall be void. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

          8.3.   Entire Agreement.  This Agreement contains the entire
                 ----------------
agreement of the parties with respect to the subject matter hereof, and all other prior agreements, written or oral, are hereby merged herein and are of no further force or effect. This Agreement may be modified or amended only by a written agreement that is signed by the Company and the Executive. No waiver of any section or provision of this Agreement will be valid unless such waiver is in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by the Company of any section or provision of this Agreement shall not apply to any subsequent breach of this Agreement. Captions to the various sections in this Agreement are for the convenience of the parties only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

          8.4.   Severability.  The provisions of this Agreement shall be
                 ------------
deemed severable, and if any part of any provision is held illegal, void, or invalid under applicable law such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void, or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

          8.5.   Continuing Obligations.  SECTIONS 4.2, 6.1 AND 6.2 of this
                 ----------------------
Agreement shall continue and survive the termination of this Agreement.

          8.6    Applicable Law.  This Agreement and the rights and obligations
                 --------------
of the Company and the Executive hereunder shall be governed by and construed and enforced under the laws of British Columbia, without giving effect to principles of conflicts of laws. The Company and the Executive irrevocably submit to and accept generally and unconditionally the exclusive jurisdiction of the courts and the appellate courts of British Columbia with respect to any legal action or proceeding which may be brought at any time relating in any way to this Agreement. Each of the Executive and the Company irrevocably waives any objection it may now or in the future have to the venue of any such action or proceeding, and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       DataWave Systems Inc.



                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------
                                       Address:   101 West 5th Avenue
                                                  Vancouver, British Columbia
                                                  Canada V5Y IH9



                                       --------------------------------------
                                       Peter Hough
                                       Address:

                                   EXHIBIT A

                               PERFORMANCE GOALS


                                [TO BE DEFINED]